Exhibit 99.1

Blackstone Funds Complete $13 Billion Acquisition of American Campus Communities

Austin, Texas and New York – August 9, 2022 – Blackstone (NYSE: BX) today announced that Blackstone Core+ perpetual capital vehicles, primarily comprising Blackstone Real Estate Income Trust, Inc. (“BREIT”) and Blackstone Property Partners (“BPP”), have completed the previously announced acquisition of all of the outstanding shares of common stock of American Campus Communities, Inc. (“ACC”), the largest developer, owner and manager of high-quality student housing communities in the United States, for approximately $12.8 billion, including the assumption of debt.

“We are proud and excited to have our best-in-class company join Blackstone, whose expertise, resources and consistent access to capital will allow us to grow and continue to lead the student housing industry,” said Bill Bayless, American Campus Communities Co-founder and Chief Executive Officer. “This transaction created significant value for our shareholders and represents the culmination of our team’s passionate and dedicated service to our student residents and university partners.”

Jacob Werner, Co-Head of Americas Acquisitions for Blackstone Real Estate, said, “We are pleased to complete this transaction and welcome the American Campus Communities team to Blackstone. Student housing is a compelling sector with strong historical performance and future growth potential driven by increasing enrollment at the top universities in the U.S. as well as a shortage of quality housing supply. Our perpetual capital will enable ACC to invest in its existing assets and create much-needed new housing in university markets.”

BofA Securities served as ACC’s lead financial advisor. KeyBanc Capital Markets Inc. also acted as a financial advisor. Dentons US LLP served as ACC’s legal counsel.

Wells Fargo Securities LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs, Morgan Stanley & Co. LLC, SMBC, a member of SMBC Group, and TSB Capital Advisors served as Blackstone’s financial advisors, and Simpson Thacher & Bartlett LLP acted as Blackstone’s legal counsel.

The transaction was announced on April 19, 2022.

About American Campus Communities

American Campus Communities, Inc. is the largest owner, manager and developer of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management and operational management of student housing properties. As of June 30, 2022, American Campus Communities owned 166 student housing properties containing approximately 111,900 beds. Including its owned and third-party managed properties, ACC’s total managed portfolio consisted of 204 properties with approximately 143,100 beds. Visit www.americancampus.com.

Blackstone Real Estate

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has US $320 billion of investor capital under management. Blackstone is the largest owner of commercial real estate globally, owning and operating assets across every major geography and sector, including logistics, residential, office, hospitality and retail. Our opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ business invests in substantially stabilized real estate assets globally, through both institutional strategies and strategies tailored for income-focused individual investors including Blackstone Real Estate Income Trust, Inc. (BREIT), a U.S. non-listed REIT, and Blackstone’s European yield-oriented strategy. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the applicable federal securities law. These statements are based on the Company’s (as defined below) and BREIT’s, as applicable, current expectations and assumptions regarding markets in which American Campus Communities, Inc. (the “Company”) and BREIT respectively operates, their respective operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those discussed in the Company’s and BREIT’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q, as well as BREIT’s Form 10-K for the year ended December 31, 2021 in the section entitled “Risk Factors”, BREIT’s prospectus and in the other periodic reports BREIT files with the SEC. Neither ACC nor BREIT undertakes any obligation to publicly update any forward-looking statements.

Contacts

ACC Investor Contact:

Ryan Dennison (512) 732-1000

Senior Vice President Capital Markets & Investor Relations

American Campus Communities, Inc.

Blackstone Media Contact:

Jeffrey Kauth

(212) 583-5395